                                                                  EXHIBIT 10.18

                                AMENDMENT TO THE
                    EOTT ENERGY CORP. 1994 UNIT OPTION PLAN

         This amendment (this "Amendment") to the EOTT Energy Corp. 1994 Unit Option Plan (the "Unit Option Plan") is dated as of February 13, 1997, and is entered into by EOTT Energy Corp., a Delaware corporation (the "Company"), and EOTT Energy Partners, L.P. (the "Partnership").

         WHEREAS, Section 5.1(ii) of the Unit Option Plan provides that Options shall be exercisable by payment in full of the purchase price thereof in cash or by check acceptable to the Company; and


         WHEREAS, Section 3.2 of the Unit Option Plan provides as follows:

         With respect to Units to be acquired from the Partnership for delivery following an Option exercise, the Company shall pay to the Partnership in cash the Fair Market Value for each Unit requested to be issued (as of the date of issuance of such Unit) and the Partnership agrees, upon receipt of such cash, to issue the Units to the Company for such purpose. With respect to each Unit issued upon the exercise of an Option, the Company shall be entitled to reimbursement by the Partnership for the excess, if any, of (i) the Fair Market Value of each such Unit (as of the date of issuance of such Unit) over (ii) the exercise price of the Option relating to such Unit.

and

         WHEREAS, the Company, acting in its capacity as General Partner of the Partnership, has determined that it is in the best interest of the Partnership and its partners to amend the Unit Option Plan to provide that, if the Company and a holder of Options so elect, Options may be exercised by the holder thereof on a net basis with no cash payment, so that the holder of Options upon exercise thereof will receive a number of Units with a Fair Market Value equal to the difference, if positive, between (a) the Fair Market Value of the Units with respect to which the Options are being exercised and (b) the exercise price of the Options being exercised; and

         WHEREAS, in consideration of the Company's agreement not to require the Partnership to issue the full number of Units that would be issuable

         NOW, THEREFORE, the Unit Option Plan is hereby amended as follows:

         1. AMENDMENT RELATING TO METHOD OF EXERCISE OF UNIT OPTIONS. Section 5.1(ii) of the Unit Option Plan is hereby amended by adding the following at the end thereof:

         Notwithstanding the foregoing, with respect to any exercise of Options, if the Company and the exercising holder so agree, the Options so exercised may be exercised by the holder thereof on a net basis with no cash payment (other than for withholding taxes), so that the holder of such Options upon exercise thereof will receive a number of Units with a Fair Market Value equal to the difference, if positive, between (a) the product of (i) the Fair Market Value of a Unit with respect to which the Options are exercised and (ii) the number of Units covered by the Options exercised and (b) the aggregate exercise price of the Options exercised.

         2. AGREEMENT BY THE COMPANY TO PERMIT CERTAIN OPTIONS TO BE EXERCISED ON A NET BASIS. The Company agrees to permit Option holders to exercise Options that vest on or prior to June 30, 1997 on a net basis as provided in the last sentence of Section 5.1(ii).

         3. AMENDMENT  RELATING TO ISSUANCE  OF UNITS UPON  EXERCISE OF OPTIONS.
Section 3.2 of the Unit Option Plan is hereby amended by adding the following at the end thereof:

         Notwithstanding the foregoing, in any case in which the Company and the exercising holder agree that Options may be exercised on a net basis as provided in the last sentence of Section 5.1(ii), (a) the Company shall be relieved of its obligation to pay cash to the Partnership as provided above, (b) the Partnership shall be relieved of its obligation to pay cash to the Company as provided above, and
         (c) in consideration therefor the Partnership shall issue to the Company the number of Units equal to the net number of Units to which the exercising holder is entitled.

         Capitalized terms used but not defined herein are used as defined in the Unit Option Plan. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.



                               EOTT ENERGY CORP.


                               By: /s/  PHILIP J. HAWK
                                   --------------------
                                   Philip J. Hawk
                                   President

                               EOTT ENERGY PARTNERS, L.P.


                               By: EOTT Energy Corp.,
                                   General Partner


                                   By: /s/  PHILIP J. HAWK
                                       --------------------
                                       Philip J. Hawk
                                       President